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         THE FRESH JUICE COMPANY
         35 Walnut Avenue, Suite 4
         Clark, NJ  07066





         April 24, 1998




         Ms. Robin Prever
         Saratoga Beverage Group, Inc.
         11 Geyser Road
         Saratoga Springs, New York 12866

                  Re: Proposed Acquisition of The Fresh Juice Company, Inc. by Saratoga Beverage Group, Inc. (the "Acquisition")

         Dear Ms. Prever:

                  This letter shall serve to confirm that The Fresh Juice Company, Inc. ("Fresh Juice") and Saratoga Beverage Group, Inc. ("Saratoga") have agreed that the Exclusivity Period, as that term is defined in that certain "Letter Agreement" from Saratoga to Fresh Juice dated March 29, 1998 and relating to the Acquisition, is hereby extended to the date falling on the earliest to occur of (I) May 20, 1998; (ii) Saratoga notifying Fresh Juice in writing that negotiations towards the Acquisition are terminated; of (iii) seven business days after the date on which Fresh Juice has provided Saratoga with all due diligence materials reasonably available to Fresh Juice and reasonably requested by Saratoga. Except as modified herein, all other terms of the Letter Agreement shall remain in full force and effect.

         This letter will further serve to confirm that Saratoga hereby agrees, that for a period ending on the earliest to occur of (i) the execution of a definitive agreement, regarding the Acquisition, (ii) the termination by Fresh Juice of discussions with Saratoga relating to the Acquisition or (iii) May 25, 1998, without the prior written consent of Fresh Juice, Saratoga will not (by itself or with others)
(a) acquire, offer to acquire or agree to acquire, directly or indirectly in any manner, any assets or voting securities of Fresh Juice other than pursuant to that certain "Option Agreement" between Steven Smith and Saratoga dated March 16, 1998 or (b) announce or publicly propose any transaction involving securities or any assets of Fresh Juice, provided, however, that Saratoga may make all federal securities law filings required.

         Saratoga and Fresh Juice further agree that all references to April 25, 1998 in that certain letter agreement dated March 30, 1998 from Fresh Juice to Saratoga (re: "Confidentiality Agreement") shall be and hereby are modified to be May 20, 1998. Except as modified herein, all other terms of the Confidentiality Agreement shall remain in full force and effect.


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         If you are in agreement with foregoing, please sign and return one copy of this letter agreement, which will constitute our entire agreement with respect to the subject matter hereof.

                                           Very truly yours,

                                           /s/ Jeffrey Heavirland
                                           -----------------------------------
                                               Jeffrey Heavirland

HG:glo

CONSENTED AND AGREED TO THIS 24TH DAY OF APRIL, 1998

SARATOGA BEVERAGE GROUP, INC.

By:  /s/ Robin Prever
     -------------------------------------
         Robin Prever
         Chief Executive Officer



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